UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2026

PUREBASE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55517	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14110 Ridge Road

Sutter Creek, California 95685

(Address of principal executive offices)

(209) 274-9143

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2026, Purebase Corporation, a Nevada corporation (the “Company”) entered into a line of credit agreement (the “Line of Credit Agreement”) with CorTer, LLC, a Nevada limited liability company (“CoreTer”) which is owned and managed by A. Scott Dockter, the Company’s Chief Executive Officer, under which CoreTer agreed to make an unsecured loan to the Company of up to $1,000,000 until February 27, 2027. Any loan amounts may be prepaid by the Company without interest or penalty.

On February 27, 2026, the Company also issued an unsecured promissory note to CoreTer, in the principal amount of the lesser of (i) $1,000,000,00 and (ii) the aggregate unpaid principal amount of all loans made pursuant to the Line of Credit Agreement, together with all accrued interest thereon. The Note bears interest at the rate of 8% per annum and matures on February 27, 2027. The holder of the Note has the right to convert any outstanding principal and interest under the Note into shares of common stock of the Company (the “Conversion Shares”) at a conversion price equal to the weighted average closing price of the Company’s common stock for the twenty trading days prior to the conversion of the Note. The number of Conversion Shares to which the holder may be entitled is subject to adjustments as a result of stock dividends, divisions, splits, combinations, reclassifications or certain corporate actions, as described in the Note. Upon the occurrence of an event of default as described in the Note, any outstanding principal amount and accrued interest thereon will become immediately due and payable.

The foregoing description of the Line of Credit Agreement and the Note are qualified in their entirety by reference to the full text of the Line of Credit Agreement and the Note, copies are which are attached to this report as Exhibit 10.1 and 4.1, respectively and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

When issued in accordance with the Note, the Conversion Shares will be exempt from registration under Section 4(a)(2) as promulgated by the SEC under of the Securities Act, as transactions by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	8% Convertible Promissory Note issued to CoreTer, LLC, dated February 27, 2026

10.1	Line of Credit Agreement, dated February 27, 2026, between the Company and CoreTer, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREBASE CORPORATION

Dated: March 2, 2026	By:	/s/ A. Scott Dockter
A. Scott Dockter
Chief Executive Officer